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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Cisco Systems, Inc. on Form S-3 (File Numbers: 333-17839, 333-20127, 333-24559,
333-33093, 333-33663, 333-36197) and on Form S-8 (File Numbers: 33-34849,
33-40509, 33-44221, 33-70644, 33-71860, 33-83268, 33-87100, 33-87096, 33-63331,
33-64283, 33-64283[Post Eff.], 33-01069, 333-02101, 333-05447, 333-09903,
333-14383, 333-14679, 333-14661, 333-16577, 333-17287, 333-24741, 333-33619,
333-33613, 333-35805) of our reports dated August 4, 1997, on our audits of the consolidated financial statements and financial statement schedule of Cisco Systems, Inc. as of July 26, 1997 and July 28, 1996, and for the years ended July 26, 1997, July 28, 1996, and July 30, 1995, which reports are incorporated by reference in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.


San Jose, California
October 17, 1997